UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2026

THE CLOROX COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-07151	31-0595760
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

1221 Broadway, Oakland, California 94612-1888
(Address of principal executive offices)    (Zip code)

(510) 271-7000

(Registrant's telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 Under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock - $1.00 par value	CLX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On March 6, 2026, in connection with the purchase of all of the issued and outstanding membership interests of GOJO Industries, Inc. (“GOJO”), maker of PURELL® (the “Gojo Acquisition”), pursuant to a membership interest purchase agreement (the “Acquisition Agreement”), by and among The Clorox Company (the “Company”), GOJO Industries Holdings, Inc., GOJO and certain shareholders, the Company entered into (i) a $1,000,000,000 364-day revolving credit agreement (the “364-Day Revolving Credit Agreement”) among JPMorgan Chase Bank, N.A., Citibank, N.A., and Wells Fargo Bank, National Association, as administrative agents and lenders, and the other agents and lenders party thereto and (ii) a $1,250,000,000 term credit agreement (the “Delayed Draw Term Credit Agreement” and together with the 364-Day Revolving Credit Agreement, the “Credit Agreements”) among JPMorgan Chase Bank, N.A., Citibank, N.A., and Wells Fargo Bank, National Association, as administrative agents and lenders, and the other agents and lenders party thereto. JPMorgan Chase Bank, N.A., Citibank, N.A., and Wells Fargo Securities, LLC acted as the joint lead arrangers and joint bookrunners under both Credit Agreements. JPMorgan Chase Bank, N.A. is also acting as the servicing agent under both Credit Agreements. Capitalized terms used but not defined in this 8-K have the meanings assigned to such terms in the applicable Credit Agreement.

364-Day Revolving Credit Agreement

Amounts available under the 364-Day Revolving Credit Agreement are for general corporate purposes. The obligations of the Company under the 364-Day Revolving Credit Agreement constitute senior unsecured and unguaranteed indebtedness of the Company. The 364-Day Revolving Credit Agreement provides the terms under which the lenders will lend funds to the Company and contains representations and warranties and affirmative and negative covenants customary for similar facilities, including (among others) restrictions on liens, consolidations, mergers, and asset sales. The only financial covenant in the 364-Day Revolving Credit Agreement is a consolidated interest coverage ratio. The 364-Day Revolving Credit Agreement also provides for events of default customary for similar facilities, including (among others) nonpayment, covenant defaults, breaches of representations or warranties, bankruptcy and insolvency events, cross defaults and a change of control.

In the event the Company or any of its subsidiaries receives net cash proceeds in connection with the issuance or sale of certain indebtedness or equity (subject to certain exceptions) while commitments remain outstanding under the 364-Day Revolving Credit Agreement, such commitments shall automatically and permanently be reduced by the amount of such net cash proceeds 90 days after the receipt of such net cash proceeds; provided this commitment reduction shall only apply after the commitments and loans outstanding under the Delayed Draw Term Credit Agreement have been reduced to zero and terminated. Borrowings are available under the 364-Day Revolving Credit Agreement until March 5, 2027, unless the Company elects to convert all then outstanding amounts into a term loan maturing on March 5, 2028.

Borrowings are available in U.S. dollars. The Company has the option to elect one of two methods for calculating the interest due on borrowings under the 364-Day Revolving Credit Agreement:

(A) the base rate (the “Base Rate”), equal to the highest of (i) the rate quoted by The Wall Street Journal as the “Prime Rate” in the U.S. from time to time, (ii) the sum of one half of one percent plus the greater of (x) the federal funds effective rate and (y) the overnight bank funding rate, in each case as determined by the Federal Reserve Bank of New York and (iii) the Term SOFR Rate for a one month interest period as published two U.S. Government Securities Business Days prior to such day (or if such day is not a Business Day, the immediately preceding Business Day) plus one percent (provided that if the base rate is less than one percent, such rate shall be deemed to be one percent); plus an applicable margin that fluctuates depending on the credit rating assigned to the senior unsecured long-term debt securities of the Company (the “Credit Rating”); or

(B) a rate equal to the Term SOFR Rate for the applicable interest period, plus an applicable margin that fluctuates depending on the Credit Rating.

The Company is required to pay a quarterly facility fee, which varies depending on the Credit Rating.

The foregoing description of the 364-Day Revolving Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the 364-Day Revolving Credit Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Delayed Draw Term Credit Agreement

The Delayed Draw Term Credit Agreement provides the Company with the ability to borrow up to $1,250,000,000 at the closing of the Gojo Acquisition, subject to satisfaction of customary closing conditions for similar facilities, for the purpose of financing a portion of the consideration under the Acquisition Agreement, paying related fees and expenses and repaying certain indebtedness of Gojo as contemplated by the Acquisition Agreement, with remaining amounts available to Clorox for general corporate purposes.

The obligations of the Company under the Delayed Draw Term Credit Agreement constitute senior unsecured and unguaranteed indebtedness of the Company. The Delayed Draw Term Credit Agreement contains representations and warranties and affirmative and negative covenants customary for similar facilities, including (among others) restrictions on liens, consolidations, mergers, and asset sales. The only financial covenant in the Delayed Draw Term Credit Agreement is a consolidated interest coverage ratio. The Delayed Draw Term Credit Agreement also provides for events of default customary for similar facilities, including (among others) nonpayment, covenant defaults, breaches of representations or warranties, bankruptcy and insolvency events, cross defaults and a change of control.

In the event the Company or any of its subsidiaries receives net cash proceeds in connection with the issuance or sale of certain indebtedness or equity (subject to certain exceptions), the outstanding commitments and any loans under the Delayed Draw Term Credit Agreement shall automatically and permanently be reduced or required to be prepaid, as applicable, by the amount of such net cash proceeds. Any loans under the Delayed Draw Term Credit Agreement mature on March 5, 2027. The commitments to provide loans under the Delayed Draw Term Credit Agreement terminate on the earliest of December 31, 2026, the date the Acquisition Agreement is terminated or the date on which Gojo Acquisition is consummated without the use of the financing available under the Delayed Draw Term Credit Agreement.

Borrowings are available in U.S. dollars. The Company has the option to elect one of two methods for calculating the interest due on borrowings under the Delayed Draw Term Credit Agreement:

(A) the Base Rate; or

(B) a rate equal to the Term SOFR Rate for the applicable interest period, plus an applicable margin that fluctuates depending on the Credit Rating.

The Company is required to pay a ticking fee on undrawn amounts, which varies depending on the Credit Rating.

The foregoing description of the Delayed Draw Term Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Delayed Draw Term Credit Agreement, a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Certain lenders party to the Credit Agreements, directly or through affiliates, have pre-existing relationships with the Company, including one or more of the following: participating in prior credit facilities, share repurchase programs, bond offerings, or derivative transactions; acting as dealers in the Company’s commercial paper programs or as foreign exchange traders; or providing commercial paper safekeeping, investment banking advisory, or cash management.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is hereby incorporated in this Item 2.03 by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

See the Exhibit Index below.

EXHIBIT INDEX

Exhibit	Description
10.1	364-Day Revolving Credit Agreement, dated as of March 6, 2026, among The Clorox Company, the lenders listed therein, JPMorgan Chase Bank, N.A., Citibank, N.A., and Wells Fargo Bank, National Association, as Administrative Agents, and JPMorgan Chase Bank, N.A., as Servicing Agent.
10.2	Term Credit Agreement, dated as of March 6, 2026, among The Clorox Company, the lenders listed therein, JPMorgan Chase Bank, N.A., Citibank, N.A., and Wells Fargo Bank, National Association, as Administrative Agents, and JPMorgan Chase Bank, N.A., as Servicing Agent.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CLOROX COMPANY

Date: March 10, 2026	By:	/s/ Angela Hilt
Angela Hilt Executive Vice President – Chief Legal and External Affairs Officer and Corporate Secretary